ScanHash

Helping people recover lost crypto.



Invest

$0.25 minimum investment

Deadline November 11, 2022
in 2 months

Unit Price
$0.25

Total Raised
$33,162

Valuation
$2,025,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

DEAL HIGHLIGHTS

- Addresses the $140 billion market in lost bitcoin
- Experienced management team including the Founder of Meowcoin and winner of the President's Lifetime Achievement Award, a Software Developer and Engineer from MIT, and the Founder of the Cryptologist Trading Club

INTRODUCTION

In the world of cryptocurrency, not being able to find information on your hard drive can mean losing a potential fortune. ScanHash is eliminating this concern by helping people recover lost cryptocurrency.

With the click of a button and the wallet owner's permission, ScanHash's innovative program launches and immediately integrates with customers' technology systems to search for clues and traces of their private key, digital wallets and other crypto-enabling logs and records. Thanks to ScanHash's proprietary digital forensics technology, recovering lost cryptocurrency has never been more affordable, accessible, and safe.

wallet-with-bitcoin



PROBLEM

An average of **1,500 Bitcoins are lost every day**. This loss is greater than the daily amount of Bitcoin released, according to an analyst report cited by Bitcoin.com.

Bitcoin and other cryptocurrencies leverage blockchain technology to transfer and exchange funds between digital wallets. The only way to access your digital wallet is via a private key.

However, retrieving the key to lost cryptocurrency requires extensive software engineering skill and can be like finding a needle in a haystack. Because of this, **nearly $140Bn worth of Bitcoin alone is lost** or inaccessible to owners, the New York Times reports.

digital-locks



MARKET OPPORTUNITY

The global cryptocurrency market is expected to reach **~$1.75Bn** by 2027, with a CAGR of 11.2%, according to Fortune Business Insights.

Institutional and retail investor interest in cryptocurrency is rapidly increasing, boosting its credibility and visibility. 1 in 2 institutional investors agree that cryptocurrency is here to stay, and 1 in 5 institutional investors report that it's likely their firm will begin trading or investing in cryptocurrency, according to a survey by J.P. Morgan.

This interest, together with recent spikes in leading cryptocurrency Bitcoin's value (which reached a record-breaking ~$60,000, according to Reuters), is expediting the need for a fast, cost-effective way to recover cryptocurrency -- before billions more are lost.

bitcoin-mining



BUSINESS MODEL

ScanHash earns fees and commissions from retail customers for enabling them to recover lost cryptocurrency. The company:

- Mines crypto for its own account for resale
- Charges a percentage of crypto recovered for customers

Commercial plans include helping business customers integrate crypto into their technology platforms, such as payment management and customer loyalty. ScanHash also plans to charge a set fee for these services.

TEAM



Robert Waterman

Manager

A cross-industry entrepreneur, Robert Waterman has years of experience as a successful founder and investor. Former roles include Founder of the fashion brand Cupcrew and Founding Investor of Deuce Drone, a drone company enabling same-day delivery for retailers. Robert was also a key leader in the launch of Netplayer, the precursor to Facebook Live and the first live video application on the Facebook platform.



Bamlak Gessessew

Technology

Bamlak Gessessew brings years of experience and technical expertise to the ScanHash team. Bamlak holds a B.S. in Computer Science from MIT, where he also served as a Software Developer for the MIT Institute for Data, Systems, and Society and the Edelman Lab: Harvard-MIT Biomedical Engineering Center. Bamlak's credentials also include software engineering and business analyst roles at Facebook, Ripple, and McKinsey.



Steve Polgar

Manager

Steve Polgar is the Founder & CEO of Meowcoin, the cryptocurrency that is designed to help individuals and businesses transfer money while supporting the welfare of animals. In addition to his direct experience building crypto, Steve has an impressive track record of developing internet technologies and other companies. At age 14, Steve created his high school's first website, and he is currently the owner of a diamond business and an insurance agency. Steve's accolades also include the President's Volunteer Service Award, which he received from George W. Bush in 2004, and the President's Lifetime Achievement Award, which he accepted in 2017 from Barack Obama as the youngest ever recipient.



Ryker Milhorn

Marketing

With nearly a decade of experience marketing, managing, and developing startups, Ryker Milhorn leads ScanHash's marketing efforts. Former roles include Account Manager at AdGenics and Director of Business Development at The Draft Network.



Jonathan Gottehrer
Business Development

A graduate of SUNY Albany with a B.S. in Economics and CEO of Aerovon Corporation, Jonathan Gottehrer has proven expertise in Deal Flow, IR, Business Development, Capital Raising, and Sales. Jonathan held previous roles at Morgan Stanley, Aerovon and Fwdcards.com.



Nick Putrino
Cryptologist

Florida Gulf Coast University alum and crypto community leader Nick Putrino serves as ScanHash's Cryptologist. As a former ABC/NBC/CBS Sports employee and Digital Specialist & Sales Manager at Townsquare Media/Nexstar Broadcasting, Nick brings technical and analytical experience to the ScanHash team. Nick is also the Founding Father of the Cryptologist Trading Club.

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
Engineering & Development	$174,750	69.9%
Marketing	$31,500	12.6%
General & Administrative Expense	$31,500	12.6%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Common Units, under registration exemption 4(a)(6), in ScanHash LLC. This offering must raise at least $10,000 by November 11, 2022 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. ScanHash may issue additional securities to raise up to $250,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,100,000 units
× $0.25 per unit

$2,275,000 implied valuation

FINANCIALS

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

Form C on January 31, 2022

Form C/A on March 31, 2022

Form C/A on April 27, 2022

Form C/A on June 17, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jun 17, 2022	Filed Form C/A
Apr 27, 2022	Filed Form C/A
Mar 31, 2022	Filed Form C/A
Jan 31, 2022	Primary offering of 1,000,000 units at $0.25
Jan 31, 2022	Filed Form C

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